UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Textmunication Holdings, Inc.

(Exact name of registrant as specified in its charter)

NV	58-1588291
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1940 Contra Costa Blvd.
Pleasant Hill, CA	94523
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-196598 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.0001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-196598) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description of Exhibit
Exhibit 2.1	Share Exchange Agreement(1)
Exhibit 2.2	Agreement and Plan of Merger(1)
Exhibit 3.1	Articles of Incorporation of the Registrant (1)
Exhibit 3.2	Certificate of Change(1)
Exhibit 3.3	Bylaws of the Registrant (1)
Exhibit 10.1	Standby Equity Distribution Agreement(1)
Exhibit 10.2	Senior Secured Promissory Note(1)
Exhibit 10.3	Pledge and Escrow Agreement(1)
Exhibit 10.4	Convertible Promissory Note(1)
Exhibit 10.5	Convertible Promissory Note(1)
Exhibit 10.6	Convertible Promissory Note(1)
Exhibit 10.7	Convertible Promissory Note(1)
Exhibit 10.8	Convertible Promissory Note(1)
Exhibit 10.9	Convertible Promissory Note(1)
Exhibit 10.10	Convertible Promissory Note(1)
Exhibit 10.11	Warrant – Realty Capital Management(1)
Exhibit 10.12	Warrant – Lawrence A. Read(1)
Exhibit 10.13	Warrant – Anita Samim(1)
Exhibit 10.14	Warrant – Cliff E. Burrage(1)
Exhibit 10.15	Termination of Standby Equity Distribution Agreement(2)
Exhibit 10.16	Executive Employment Agreement(2)
Exhibit 10.17	Convertible Promissory Note(3)
Exhibit 10.18	Convertible Promissory Note(3)
Exhibit 10.19	Warrant – Yama Asefi(3)
Exhibit 10.20	Warrant – Michael O’Conner(3)

1.	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the US Securities and Exchange Commission on June 6, 2014.
2.	Incorporated by reference to the Company’s Registration Statement on Form S-1/A filed with the US Securities and Exchange Commission on July 17, 2014.
3.	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the US Securities and Exchange Commission on October 19, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: March 9, 2015

Textmunication Holdings, Inc.

By:	/s/ Wais Asefi
Name:	Wais Asefi
Title:	Chief Executive Officer